Insituform Technologies, Inc.
                    702 Spirit 40 Park Drive
                  Chesterfield, Missouri  63005





                                               July 15, 1998

Mr. Anthony Hooper
3 Wendover
St. Louis, Missouri  63124


Dear Tony:

     This letter will confirm the offer we discussed to have you continue to serve as the Chairman of the Board, President and chief executive officer of Insituform Technologies, Inc. ("ITI"). The principal terms and conditions of the offer are as follows:

     1. Base Salary. The annual base salary for continuation in the position as President and chief executive officer will be $400,000, effective retroactively to March 1, 1998. Base salary will be reviewed on an annual basis.

     2. Bonus. You will further be entitled to receive a bonus in an amount calculated as a percentage of your Base Salary determined by reference to: (x) a range of percentages identified by the Board of Directors of ITI in consultation with you based upon a center point objective of 50% (intended to provide an opportunity of up to two times such center point); and (y) the accomplishment by ITI of such annual goals attendant to such range as shall also have been determined by the Board of Directors of ITI in consultation with you. The foregoing annual goals will be determined as reasonable targets given ITI's results of operations and prospects, intended to provide you with incentives to achieve such performance. Such entitlement shall apply, in the first instance, to calendar 1998. The amount of your bonus, and the criteria identified by the foregoing plan, will also be reviewed annually.

     3. Board Tenure. The Company will endeavor to continue your tenure as Chairman of the Board and a director of ITI. As a director you will be entitled to continued coverage by the indemnification agreement in the form heretofore executed by you and ITI.

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     4.   Stock Options.  Effective on the date hereof (the "Grant
          Date"), you will be awarded stock options (the "Options") under ITI's 1992 Director Stock Option Plan (the "Plan") for the purchase of 125,000 shares of the class A common stock, $.01 par value (the "Common Stock"), of ITI, such options to become exercisable with respect to 25% of such shares on the first anniversary of the Grant Date, and with respect to an additional 25% of such shares on, respectively, the second, third and fourth anniversaries of the Grant Date, such options to expire on the tenth anniversary of the Grant Date. The exercise price per share for the Options shall be the fair market value per share on the Grant Date as determined under the terms of the Plan.

          The Options shall be in addition to the options to acquire shares of Common Stock you presently hold, and:
          (x) to the maximum extent permitted under the limitations contained in the Internal Revenue Code (the "Code") and considering your outstanding options, the Options shall be "incentive stock options", the remainder of which shall be non-qualified stock options. The foregoing exercise schedule anticipates your continued employment with ITI as set forth in the Plan, such options otherwise to conform to the provisions of the Plan and the form of option agreements thereunder heretofore adopted by the Board of Directors.

          In addition, the Options will provide that they become immediately exercisable upon the occurrence of a Change in Control (as hereinafter defined).

          We further acknowledge with you that: (i) any subsequent grant of stock options by ITI to you (which shall be subject to action by the Board of Directors, in its sole discretion), will become immediately exerciseable upon the occurrence of a Change in Control; and (ii) the agreements in evidence of the two prior grants of options to you, each made on November 18, 1996, shall be appropriately amended to evidence exercisabilty as described in clause (i) immediately preceding.

     5.   Additional Benefits.

               (a) You shall be provided with a car allowance in the amount currently paid to you, subject to adjustment in accordance with ITI's policy.

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               (b)  You will be reimbursed for country club
          membership fees (extending to initiation fees or membership share purchases, and to ongoing dues) for one club of your choice (selected reasonably) in the St.
          Louis, Missouri area.

               (c) You will participate in ITI's medical insurance and life insurance programs, including ITI's supplemental executive life insurance and long-term disability plan as well as the benefits provided under the Paul Revere or any successor life and disability insurance policy or program, and any future plans and programs implemented by ITI for its employees generally or by the Board of Directors of ITI for you specifically (collectively, "Welfare Benefit Plans"), and in the ITI 401(k) Profit-Sharing Plan and any future plans or programs supplemental to the ITI 401(K) Profit Sharing Plan.

               (d) You will receive holidays and vacations in accordance with ITI's policy, with the understanding that the position of President currently provides four weeks of vacation.

     6. Severance. In the event your employment is terminated by ITI for reasons other than "cause" (as hereinafter defined), or by you for "good reason" (as hereinafter defined), you would be entitled to severance equal to eighteen months' base salary and bonus (except that termination as aforesaid following a Change In Control of ITI subsequent to the date hereof would entitle you to severance equal to thirty months' base salary and bonus), which would be paid over that period; provided, however, that, at your election, in lieu of such installments you shall be entitled to payment in a lump sum at termination of an amount equal to the then present value of such installments discounted over such period by a rate per annum equal to the prime rate at termination offered by NationsBank N.A. plus 1%.

          The amount of "base salary" as aforesaid shall be calculated as the product obtained by multiplying (i) the number of months of severance to which you are entitled by (ii) your highest monthly base salary during the twelve months prior to termination. The amount of "bonus" as aforesaid shall be calculated as the product obtained by multiplying (i) the number of months of severance to which you are entitled by (ii) one-twelfth of your bonus earned with respect to the most recently completed fiscal year.

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          Anything in this Section 6 to the contrary notwith-
          standing, if a Change in Control occurs and if your employment is terminated prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by you that such termination of employment
          (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Section 6 the "Change in Control" shall be deemed to have occurred immediately prior to the date of such termination of employment.

          During the period specified above in respect of which severance payments are due (and without reference to any election regarding lump-sum payments as aforesaid), ITI will continue benefits to you and/or your family at least equal to those provided immediately prior to termination under ITI's Welfare Benefit Plans and similar welfare benefit plans and programs maintained by ITI, and will continue your car allowance then in effect; provided, however, that such benefits and allowance shall terminate upon your employment in another full-time position.

          For purposes hereof:

               (x) "cause" shall be defined as:

                    (i)    your willful and continued failure to
                    perform substantially the duties with the Company or any of its Affiliates (as hereinafter defined) (other than such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Board of Directors which specifically identifies the manner in which the Board of Directors believes that you have not substantially performed your duties; or

                    (ii)   your willful engaging in illegal
                    conduct or gross misconduct which is
                    materially and demonstrably injurious to the Company, whether or not subsequently discontinued or corrected; or

                    (iii)  conviction of a crime other than
                    misdemeanor traffic offenses or commission of an act of moral turpitude; or

                    (iv)   inability to report for work for a
                    period of four months or greater.
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          For purposes hereof, no act or failure to act, on your
          part, shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of ITI. The cessation of employment shall not be deemed to be for "cause" unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors, finding that, in the good faith opinion of the Board of Directors, you are guilty of the conduct described;

               (y) "good reason" shall be defined as the assignment to you by ITI of duties inconsistent with the position of Chairman of the Board, President and chief executive officer of ITI (including status, offices, titles and reporting requirements), or any authority, duties or responsibilities not at least commensurate in all material respects with the most significant of those exercised or assigned to you during the 120-day period prior to the date hereof, or any other action by ITI which results in a diminution in such position, authority, duties or responsibilities (excluding any isolated, insubstantial and inadvertent action by ITI not taken in bad faith and which is remedied by ITI promptly after receipt of notice thereof from you); and

               (z) "Change in Control" shall be defined as:

          (i) the acquisition by any "person" or "group" (as defined pursuant to Section 13(d) under the Securities Exchange Act of 1934) of "beneficial ownership" (as defined in Rule 13d-3 under said Act) of in excess of 50% of the combined voting power of the outstanding voting securities (the "Voting Securities") of ITI entitled to vote generally in the election of directors; and/or

          (ii) the replacement of 50% or more of the members of ITI's Board of Directors (excluding, for purposes of such calculation, the Chairman of the Board) over a one-year period from the directors who constituted such Board at the beginning of such period, where such replacement shall not have been approved by a vote including at least a majority of the directors who were members of the Board at the beginning of such one-year period or whose election as members of the Board was previously so approved; and/or

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          (iii) consummation of a merger, statutory share exchange
          or consolidation involving ITI or sale or other disposition of all or substantially all of the assets of ITI, unless following such transaction: (x) all or substantially all of the individuals and entities who were the "beneficial owners" (as hereinabove defined), respectively, of the outstanding Voting Securities immediately prior to such transaction "beneficially owned", directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the corporation resulting from such transaction in substantially the same proportion as their ownership immediately prior to such transaction of the outstanding Voting Securities of ITI, (y) no "person" or "group" (as hereinabove defined) "beneficially owns", directly or indirectly, 20% or more of the combined voting power of the then outstanding Voting Securities of such corporation except to the extent that such ownership existed prior to such transaction and (z) at least a majority of the members of the board of directors resulting from such transaction were members of ITI's Board of Directors immediately prior to such transaction or were nominated by at least a majority of the members of ITI's Board of Directors at the time of the execution of the initial agreement for such transaction, or by the action of ITI's Board of Directors providing for such transaction; and/or

          (iv) approval by the stockholders of ITI of a complete liquidation or dissolution of ITI.

     7.   Certain Additional Payments.

                (a) Except as set forth below, in the event it
          shall be determined that any payment to you under Section
          6 (collectively, the "Payments") would be subject to any excise tax imposed by Section 4999 of the Internal
          Revenue Code of 1986, as amended, and any interest or penalties incurred by you with respect to such excise tax (collectively, "Excise Tax"), then you shall be entitled to receive an additional payment (a "Gross-Up Payment")
          in an amount such that after payment by you of all taxes, including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), and Excise Tax imposed upon the Gross-Up Payment, you retain an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 7, if it shall be determined that you are entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount that could be paid to you such that the receipt of Payments
          would not give rise to any Excise Tax, then no Gross-Up
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          Payment shall be made to you and the Payments, in the
          aggregate, shall be reduced to such greatest amount.

                (b) All determinations required to be made under this Section 7 shall be made by ITI's independent auditors, who shall provide detailed supporting calculations both to ITI and you within 15 business days of the receipt of notice from you that there has been a Payment, or such earlier time as is requested by ITI. All fees and expenses of the accounting firm acting hereunder shall be borne solely by ITI. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by ITI to you within five days of the receipt of the accounting firm's determination.

                (c) You shall promptly notify ITI in writing of any claim by the Internal Revenue Service that, if success-ful, would require the payment by ITI of the Gross-Up Payment. If ITI notifies you in writing prior to the expiration of 30 days after receipt of such notice that it desires to contest such claim, you shall: (A) give ITI any information reasonably requested by ITI relating to such claim, and (B) take such action in connection with contesting such claim as ITI shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by ITI, provided, however, that ITI shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest. Without limitation on the foregoing provisions of this
          Section 7, ITI shall control all proceedings taken in connection with such contest.

     8.   Secrecy; Non-Competition. You hereby acknowledge and
          agree that you have previously entered into a Non-Disclosure and Non-Competition Agreement dated January
          27, 1994 (the "Secrecy Agreement") with ITI, the terms of which are hereby incorporated by this reference herein and deemed to be a part of this letter. Without limiting
          the provisions thereof (except for paragraph 3 thereof,
          the provisions of which are hereby superseded by this
          Section 8), you hereby agree that, for a period expiring
          two years after the termination or expiration of all services rendered by you to ITI or any of its Affiliates, whether as employee, director, consultant or otherwise, unless any such termination shall be effectuated by ITI or any Affiliate without "cause" (as hereinabove defined)
          or by you with "good reason" (as hereinabove defined),
          you will not, directly or indirectly, engage in the
          business of rehabilitating, lining, relining, coating,
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          constructing or reconstructing pipelines, sewers,
          conduits or passageways (the "Services") anywhere in the world, or otherwise engage in Prohibited Competition (as hereinafter defined). You agree and acknowledge that it is contemplated that ITI will continue to seek and obtain work in the United States and internationally and acknowledge that ITI's business presently involves operations in the United States and internationally. Accordingly, you agree that the foregoing geographic scope is reasonable in light of current and presently anticipated operations of ITI.

          For purposes of this Section 8, "Prohibited Competition" shall include, but not be limited to, acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, director or trustee of any corporation, partnership, association or agent or agency, or directly or indirectly owning more than one percent of the outstanding capital stock of any corporation, or being a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in providing any of the Services. "Prohibited Competition" also shall include (in addition to the foregoing):

                (i) accepting employment with a customer of ITI or of its Affiliates with the intent or purpose of transferring defined business performed by ITI or its Affiliates to a department, division or affiliate of the customer;

                (ii) requesting or advising any of the customers, suppliers, or other business contacts of ITI or its Affiliates to withdraw, curtail or cancel their business with ITI or its Affiliates; or

                (iii) causing or inducing, or attempting to cause or induce, either directly or indirectly, any employees, sales representatives, consultants or other personnel of ITI or its Affiliates to terminate their relationships or employment or breach their agreements with ITI or its Affiliates, whether for the purpose of accepting employment with you or any other person, firm, association or corporation with which you are associated, or otherwise.

          As used herein, "Affiliate" shall mean any entity directly or indirectly controlled by ITI.

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          You recognize that the breach of any of your obligations
          under this Section 8 may give rise to irreparable injury to ITI or its Affiliates inadequately compensable in damages and that, accordingly, ITI or any of its Affiliates may seek injunctive relief against the breach or threatened breach of the within undertaking, in addition to other remedies at law or in equity which may be available. You acknowledge that compliance with your obligations under this Section 8 will not impair your ability to earn a livelihood.

          If any restriction set forth in this Section 8 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great range of activities or in too broad a geographic area, it shall be interpreted and amended automatically to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable to protect the interests of ITI and its Affiliates.

     9. Integration. The terms hereof contain the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede any and all prior understandings, commitments and agreements with respect thereto. Without limiting the generality of the foregoing, the terms hereof supersede in all respects:
          (i) the letter agreement dated November 18, 1996 between the parties hereto, (ii) the Severance Agreement dated June 19, 1997 between the parties hereto, and (iii) paragraph 3 of the Secrecy Agreement, each of which is in all respects terminated.

     10.  Successors.

                (a) The terms hereof are personal to you and without the prior written consent of ITI shall not be assignable by you otherwise than by will or the laws of descent and distribution. The terms hereof shall inure to the benefit of and be enforceable by your legal representatives.

                (b) The terms hereof shall inure to the benefit of and be binding upon ITI and its successors and assigns.

                (c) ITI will require any successor (whether direct
          or indirect, by purchase, merger, consolidation or other-
          wise) to all or substantially all of the business and/or assets of ITI to assume expressly and agree to perform the terms hereof in the same manner and to the same
          extent that ITI would be required to perform them if no
          such succession had taken place. As used herein, "ITI"
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          shall mean ITI as hereinbefore defined and any successor
          to its business and/or assets as aforesaid which assumes and agrees to perform the terms hereof by operation of law, or otherwise.

     If the above accurately reflects our understandings and agreement, please sign the copy of this letter where indicated and send such copy back to me acknowledging your acceptance of the terms hereof.

                                   Very truly yours,

                                   INSITUFORM TECHNOLOGIES, INC.


                                   By s/Stephen Cortinovis
Accepted and Agreed this              ----------------------------
15th day of July, 1998                Stephen Cortinovis
                                      Chairman, Compensation
                                        Committee

s/Anthony W. Hooper
-----------------------------
Anthony W. Hooper